UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 9, 2011 Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On February 9, 2011, following the conclusion of the 2011 annual meeting of shareholders of Atmos Energy Corporation, Richard W. Cardin and Phillip E. Nichol each retired from the company’s board of directors in accordance with the board’s mandatory retirement policy. Mr. Cardin had served the company as a board member since 1997, when the company acquired United Cities Gas Company, while Mr. Nichol had served on the board since 1985. In connection with Mr. Cardin’s retirement from the board, he also simultaneously retired as chairman of the Audit Committee and as a member of the Executive and Nominating and Corporate Governance Committees of the board. In connection with Mr. Nichol’s retirement from the Board, he also simultaneously retired as chairman of the Nominating and Corporate Governance Committee as well as a member of the Executive, Human Resources and Work Session/Annual Meeting Committees. A copy of the news release issued on February 9, 2011 announcing the retirements of Messrs. Cardin and Nichol from the board is filed herewith as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the company’s 2011 annual meeting of shareholders on February 9, 2011, of the 90,639,048 shares outstanding and entitled to vote, 79,826,771 shares were represented, constituting a 88.1% quorum. The final results for each of the matters submitted to a vote of shareowners at the annual meeting are as follows:

Proposal No. 1: All of the board’s nominees for director were elected to serve until the company’s 2012 annual meeting of shareholders or until their respective successors are elected and qualified, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Kim R. Cocklin	62,236,043	1,768,094	226,749	15,595,885
Richard W. Douglas	53,877,121	9,825,365	528,400	15,595,885
Ruben E. Esquivel	62,383,386	1,619,601	227,899	15,595,885
Richard K. Gordon	62,429,678	1,573,134	228,074	15,595,885

Proposal No. 2: Our shareholders approved an amendment to our 1998 Long-Term Incentive Plan to provide for an increase of 2,200,000 shares in the number of shares of common stock reserved for issuance under the plan and an extension of the term of the plan for an additional five years, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
51,331,882	12,540,360	358,644	15,595,885

Proposal No. 3: Our shareholders approved an amendment to our Annual Incentive Plan for Management to provide for an extension of the term of the plan for an additional five years, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
60,565,264	3,243,050	422,572	15,595,885

Proposal No. 4: The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal 2011 was ratified by our shareholders, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
78,632,238	870,696	323,837	0

Proposal No. 5: Our shareholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
61,928,385	1,489,349	813,152	15,595,885

Proposal No. 6: Our shareholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, with the vote totals as set forth in the table below:

One-Year Frequency Vote	Two-Year Frequency Vote	Three-Year Frequency Vote	Abstain	Broker Non-Votes
56,099,327	785,247	6,038,716	1,307,596	15,595,885

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation, commencing with the company’s 2012 annual meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Atmos Energy Corporation dated February 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 14, 2011	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release issued by Atmos Energy Corporation dated February 9, 2011

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